UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 3, 2010, we filed a Current Report on Form 8-K reporting that on February 2, 2010, we announced that all conditions relating to our recommended final offer to acquire the outstanding ordinary shares of Cadbury plc (“Cadbury”) had been satisfied or waived and that our recommended final offer was unconditional in all respects.

This Form 8-K/A amends the Form 8-K we filed on February 3, 2010 to include Cadbury’s audited consolidated financial statements for the year ended December 31, 2009 and the unaudited pro forma consolidated financial information related to our Cadbury acquisition required by Items 9.01(a) and 9.01(b) of Form 8-K.

Item 8.01.	Other Events.

Earlier today, Cadbury furnished to the SEC via EDGAR its Annual Report and Accounts for the year ended December 31, 2009 on Form 6-K. Please refer to the Form 6-K for more information about Cadbury and its 2009 financial results.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Cadbury audited consolidated financial statements for the year ended December 31, 2009 are attached as Exhibit 99.2 to this Form 8-K/A and incorporated by reference into this Form 8-K/A.

The consent of Deloitte LLP, Cadbury’s independent registered public accounting firm, is attached as Exhibit 23.1 to this Form 8-K/A.

(b)	Pro Forma Financial Information.

The following unaudited pro forma consolidated financial information related to our Cadbury acquisition is attached as Exhibit 99.1 to this Form 8-K/A and incorporated by reference into this Form 8-K/A:

(i)	Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2009; and

(ii)	Unaudited Pro Forma Consolidated Balance Sheet as at December 31, 2009.

(d)	The following exhibits are being filed as part of this Current Report on Form 8-K/A.

Exhibit Number	Description

23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm.

99.1	Unaudited Pro Forma Consolidated Financial Information.

99.2	Cadbury plc Audited Consolidated Financial Statements for the Year Ended December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: April 16, 2010	By:	/S/ KIM HARRIS JONES
	Name:	Kim Harris Jones
	Title:	Senior Vice President and Corporate Controller